                             SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of the
                          Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]    Preliminary Proxy Statement
[  ]    Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[  ]    Definitive Additional Materials
[  ]    Soliciting Material Pursuant to Section  240.14a-11(c) or Section
        240.14a-12

                             K-V Pharmaceutical Company
      ----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      ----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-
        6(i)(2) or Item 22(a)(2) of Schedule 14A.
[  ]    $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).
[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
        and 0-11.

     1)     Title of each class of securities to which transaction
            applies:
        ______________________________________________________________________

     2)     Aggregate number of securities to which transaction applies:
        ______________________________________________________________________

     3)     Per unit price or other underlying value of transaction
            computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ______________________________________________________________________

     4)     Proposed maximum aggregate value of transaction:
        ______________________________________________________________________

     5)     Total fee paid:
        ______________________________________________________________________

[  ]    Fee paid previously with preliminary materials.

[  ]    Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)     Amount Previously Paid:
        ______________________________________________________________________

     2)     Form, Schedule or Registration Statement No.:
        ______________________________________________________________________

     3)     Filing Party:
        ______________________________________________________________________

     4)     Date Filed:
        ______________________________________________________________________

                                   [KV LOGO]

                           K-V PHARMACEUTICAL COMPANY

                             2503 SOUTH HANLEY ROAD
                           ST. LOUIS, MISSOURI 63144

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 20, 1996

                                                             St. Louis, Missouri
                                                             July 24, 1996

    The Annual Meeting of Shareholders of K-V Pharmaceutical Company will be held on Tuesday, August 20, 1996, at 9:00 A.M., Central Daylight Saving Time, at The St. Louis Club (Founders Room, 14th Floor), 7701 Forsyth Boulevard, Clayton, Missouri 63105, for the following purposes:

    1. To elect one Class A director, to hold office for three years;

    2. To consider approval of the K-V Pharmaceutical Company Amended and Restated 1991 Incentive Stock Option Plan; and

    3. To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on June 21, 1996, will be entitled to vote at said meeting or at any adjournment or adjournments thereof. Lists of all holders of Class A Common Stock and all holders of Class B Common Stock entitled to vote at the annual meeting will be open to the examination of any shareholder, for any purpose germane to the annual meeting, for ten days prior to the date thereof, at the office of the Company at 2503 South Hanley Road, St. Louis, Missouri 63144.

    A copy of the 1996 Annual Report to Shareholders is enclosed.

                                    By Order of the Board of Directors

                                    ALAN G. JOHNSON, Secretary

    WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE MEETING. A RETURN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                           K-V PHARMACEUTICAL COMPANY

                             2503 SOUTH HANLEY ROAD
                           ST. LOUIS, MISSOURI 63144

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

    The enclosed proxy is solicited by the Board of Directors of K-V Pharmaceutical Company (the ``Company''). Whether or not you expect to attend the meeting in person, please specify your choice by marking and returning your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wish. If no election is made in the proxy the Company receives from you, your proxy will be voted for the nominee named in this proxy statement. This proxy statement and form of proxy were first mailed to shareholders on or about July 24, 1996.

                              REVOCATION OF PROXY

    If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company in writing, provided that your notice of revocation is actually received by the Secretary prior to the voting of the proxy.

                                  RECORD DATE

    Shareholders of record at the close of business on June 21, 1996, will be entitled to vote at the meeting.

                       ACTION TO BE TAKEN UNDER THE PROXY

    Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, Victor M. Hermelin and Marc S. Hermelin, or the one of them who acts, will vote:

    1. FOR the election of Marc S. Hermelin as Class A director of the Company, to hold office for three years and until his successor have been duly elected and qualified;

    2. FOR the approval of the K-V Pharmaceutical Company Amended and Restated 1991 Incentive Stock Option Plan; and

    3. In their discretion on the transaction of such other business as may properly come before the meeting or any adjournment thereof.

    Marc S. Hermelin is presently a director. Should the nominee become unavailable or decline to serve for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his place as may be designated by the Board of Directors. The Board of Directors is not aware of any circumstances likely to cause the nominee to be unavailable for election or to decline to serve.

             SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

    On June 21, 1996, there were 7,187,343 shares of Class A Common Stock (``Class A Stock'') outstanding and 4,649,436 shares of Class B Common Stock (``Class B Stock'') outstanding, which constitute all of the outstanding voting shares of the Company. Each share of Class A Stock is entitled to one-twentieth of one vote (or 359,367 votes if all outstanding shares of Class A Stock are voted) and each share of Class B Stock is entitled to one vote on all matters to come before the Annual Meeting.

    Under applicable state law and provisions of the Company's Certificate of Incorporation and By-laws, (i) the vote required for the election of directors is a plurality of the votes of the issued and outstanding shares of Class A Stock and Class B Stock present in person or represented by proxy at the annual meeting of stockholders and entitled to vote on the election of directors, and
(ii) the vote required for other matters that may come before the meeting is the affirmative vote of the majority of the issued and outstanding shares of Common Stock present in person or represented by proxy at the annual meeting of stockholders and entitled to vote. In all voting, votes representing Class A Stock and Class B Stock will vote as a single class.

    Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Brokers who are members of the New York Stock Exchange and American Stock Exchange are permitted to vote proxies of any client in their own discretion as to the election of directors if the client has not furnished voting instructions within ten days of the meeting. Certain proposals other than the election of directors are ``non-discretionary'' and brokers who have received no instructions from their clients do not have discretion to vote on those items. When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes are referred to as ``broker non-votes.''

    Based on the above: (a) abstentions from voting and broker non-votes on the issue of the election of a director will operate as neither a vote for nor a vote against the nominee; (b) abstentions from voting on approval of the K-V Pharmaceutical Amended and Restated 1991 Incentive Stock Option Plan will have no effect on the outcome of the vote; and (c) abstentions from voting and broker non-votes on any other proposal that may come before the meeting could have either no effect on the outcome of the vote or could operate as a vote against the proposal, depending on the nature of the proposal and vote required for its passage.

    Votes will be counted by duly appointed inspectors of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the meeting and the validity of proxies and ballots, count all votes and report the results to the Company.

    The following table lists all shares of Class A Stock and Class B Stock owned at June 21, 1996, by each person known to the Company to own beneficially 5% or more of its shares of either Class A Stock or Class B Stock, by each of the Company's directors who is a shareholder and by all directors and executive officers as a group. Except as indicated by the footnotes following the table, each person listed has sole voting and investment power over the shares listed opposite their names:

                                        AMOUNT OF                     AMOUNT OF
                                        BENEFICIAL                    BENEFICIAL
                                        OWNERSHIP--                   OWNERSHIP--
                                         CLASS A       PERCENT OF      CLASS B       PERCENT OF
     NAME AND ADDRESS                   STOCK<Fa>      CLASS<Fb>      STOCK<Fa>      CLASS<Fb>
     ----------------                   ----------     ----------     ----------     ----------
Lawrence Brody,                          1,918,312<Fc>     26.6%       1,918,312<Fc>     40.5%
Minnette Hermelin and
Marc S. Hermelin Trustees
  One Metropolitan Square
  St. Louis, Missouri 63101

Oppenheimer Management                     376,800<Fd>      5.2%              --           --
Corporation
  Two Broadway
  New York, New York 10004

McCullough, Andrews                        405,312<Fe>      5.6%              --          <F*>
& Cappiello, Inc.
  101 California Street
  Suite 4250
  San Francisco, California 94111

Minnette Hermelin                            8,812<Ff>      <F*>           8,812<Ff>      <F*>
  2503 S. Hanley Road
  St. Louis, Missouri 63144

Marc S. Hermelin                            63,258<Fg>      <F*>          97,450<Fg>      2.1%
  2503 S. Hanley Road
  St. Louis, Missouri 63144

Alan G. Johnson                            144,500<Fh>      2.0%         144,500<Fh>      3.1%
  101 S. Hanley Road
  St. Louis, Missouri 63105

Victor M. Hermelin                          17,500          <F*>          44,600          <F*>
  2503 S. Hanley Road
  St. Louis, Missouri 63144

                                       4

                                        AMOUNT OF                     AMOUNT OF
                                        BENEFICIAL                    BENEFICIAL
                                        OWNERSHIP--                   OWNERSHIP--
                                         CLASS A       PERCENT OF      CLASS B       PERCENT OF
     NAME AND ADDRESS                   STOCK<Fa>      CLASS<Fb>      STOCK<Fa>      CLASS<Fb>
     ----------------                   ----------     ----------     ----------     ----------
Garnet E. Peck, Ph.D.                           --          <F*>           2,000          <F*>
  1336 Robert E. Heine
  Pharmacy Building
  West Lafayette, Indiana 47907

Raymond S. Chiostri                          9,000          <F*>           9,000          <F*>
  2503 S. Hanley Road
  St. Louis, Missouri 63144

Mitchell I. Kirschner                       15,000<Fi>      <F*>          15,000<Fi>      <F*>
  2503 S. Hanley Road
  St. Louis, Missouri 63144

Gerald R. Mitchell                          16,637          <F*>          16,670          <F*>
  2503 S. Hanley Road
  St. Louis, Missouri 63144

All current directors and executive      2,184,207<Fj>     30.3%       2,247,532<Fj>     47.5%
officers as a group
(7 individuals)

- -----
<F*> Less than one percent

<Fa> Includes the following shares which were not owned by the persons listed but which could be purchased from the Company under options exercisable currently or within 60 days after the date of this Proxy Statement:
                                                SHARES OF   SHARES OF
                                                 CLASS A     CLASS B
                                                  STOCK       STOCK
                                                ---------   ---------
     Marc S. Hermelin........................      5,000      36,880
     Victor M. Hermelin......................      5,000      32,000
     Alan G. Johnson.........................      3,000       3,000
     Garnet E. Peck, Ph.D....................         --       2,000
     Raymond F. Chiostri.....................      9,000       9,000
     Gerald R. Mitchell......................      2,100       2,100

<Fb> In determining the percentages of shares deemed beneficially owned by each director and officer and by all directors and officers as a group, the exercise of all options held by each person which are currently exercisable or will become exercisable within 60 days of the date of this Proxy Statement is assumed. For such purposes, 7,211,343 shares of Class A Common Stock and 4,734,416 shares of Class B Common Stock are deemed to be outstanding.

<Fc> These shares are held in four irrevocable trusts created by another party, the beneficiaries of which are Arnold L. Hermelin (as to 617,000 shares of each of Class A Common Stock and Class B Common Stock), Anne S. Kirschner (as to 615,500 shares each of Class A Common Stock and Class B Common Stock), Marc S. Hermelin (as to 382,812 shares each of Class A

                                       5


     Common Stock and Class B Common Stock), and Minnette Hermelin, the mother of the other three beneficiaries (as to 303,000 shares each of Class A Common Stock and Class B Common Stock).

<Fd> According to the latest report on Schedule 13G received by the Company,
     Oppenheimer Management Corporation is an investment advisor to registered investment companies that beneficially own such shares.

<Fe> According to the latest report on Schedule 13G received by the Company,
     McCullough, Andrews & Cappiello, Inc. is an investment advisor.

<Ff> Does not include 1,918,312 shares each of Class A Common Stock and Class B
     Common Stock referred to in footnote (c), over which Minnette Hermelin shares voting and investment power as one of three trustees.

<Fg> Does not include 117,500 shares each of Class A Common Stock and Class B
     Common Stock held by Alan G. Johnson as trustee of an irrevocable trust created by another party for the benefit of Marc S. Hermelin, who has no voting or investment power over such shares. Also does not include 1,918,312 shares each of Class A Common Stock and Class B Common Stock created by another party referred to in footnote (c), over which Marc S. Hermelin is one of three trustees who shares voting and investment power.

<Fh> Includes 117,500 shares each of Class A Common Stock and Class B Common
     Stock held as trustee of an irrevocable trust created by another party for the benefit of Marc S. Hermelin.

<Fi> Does not include 615,500 shares each of Class A Common Stock and Class B
     Common Stock referred to in footnote (c), which are held by an irrevocable trust in favor of Anne S. Kirschner, wife of Mitchell I. Kirschner. Neither Mitchell I. Kirschner nor Anne S. Kirschner holds any voting or investment power over such shares.

<Fj> All of such shares are owned, or represented by shares purchasable as set forth in footnote (a), solely by such persons.

    Although 7,187,343 shares of the Class A Stock were outstanding as of June 21, 1996, holders of the 241,000 outstanding shares of the 7% Preferred Stock have the current right to convert such shares into 301,250 shares of Class A Common Stock, each of which will entitle the holder thereof to one-twentieth (1/20) vote with respect to all matters to be voted upon by stockholders. Each share of 7% Preferred Stock is convertible into Class A Common Stock at a conversion price of $20.00 per share. If all such shares of Class A Common Stock were issued, the aggregate voting power thereof would be equivalent to the voting power of 15,062 shares of Class B Common Stock.

    In addition, all holders of Class B Common Stock have the right, at any time, to convert their Class B Common Stock into Class A Common Stock on a share-for-share basis. If all shares of Preferred Stock and all shares of Class B Common Stock were converted into Class A Common Stock, 12,138,029 shares of Class A Common Stock would be outstanding and each person included in the previous table would hold the number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock listed in such table plus the number of shares of Class A Common Stock listed in such table.

                    PROPOSAL 1--ELECTION OF CLASS A DIRECTOR

                       INFORMATION CONCERNING NOMINEE AND
                         DIRECTORS CONTINUING IN OFFICE

    The following table lists, for the nominee for director for a term expiring at the annual meeting in 1999, and for present directors continuing in office, each such person's principal occupation for at least the past five years, each person's present position with the Company, the year in which each was first elected as a director, each person's age and each person's directorships with other companies whose securities are registered with the Securities and Exchange
Commission:

                                 SERVICE                          PRINCIPAL
                                  AS A                       OCCUPATION; POSITION
                                DIRECTOR                      WITH COMPANY; AGE;
             NAME                 SINCE                      OTHER DIRECTORSHIPS
             ----               ---------                    --------------------
CLASS A NOMINEE--
  (for term expiring in 1999)
Marc S. Hermelin<Fa>..........    1973     Vice Chairman of the Board of the Company since 1974;
                                             Chief Executive Officer from 1975 to February 1994 and
                                             since December 1994; Director and Vice President of
                                             Particle Dynamics, Inc. since 1974; Age 54.
CLASS C DIRECTOR--
  (term expires in 1998)
Garnet E. Peck, Ph.D..........    1994     Director; Professor of Industrial Pharmacy and Director
                                             of the Industrial Pharmacy Laboratory of Purdue
                                             University since 1975; member of the faculty of Purdue
                                             University since 1967; Age 66.
CLASS B DIRECTORS--
  (terms expire in 1997)
Victor M. Hermelin<Fa>........    1946     Chairman of the Board of the Company since 1972;
                                             Treasurer of the Company since 1971; Director and Vice
                                             President of Particle Dynamics, Inc. since 1974; Age
                                             82.

Alan G. Johnson<Fb>...........    1976     Director and Secretary of the Company; Attorney at Law
                                             and member for more than the past five years in the
                                             law firm of Gallop, Johnson & Neuman, L.C. and its
                                             predecessor, St. Louis, Missouri; Director of Particle
                                             Dynamics, Inc. since 1977; Director of ETHEX
                                             Corporation since 1990; Director of MRL, Inc.;
                                             Director of Siboney Corporation; Director of Triax
                                             Communications Corporation; Age 61.

                                       7


- -------

<Fa> Victor M. Hermelin is the father of Marc S. Hermelin and the father-in-law of Mitchell I. Kirschner, Vice President--New Business Development.

<Fb> Alan G. Johnson is a member of the law firm serving as corporate counsel to the Company. See ``TRANSACTIONS WITH ISSUER'' for further information.

                   INFORMATION CONCERNING BOARD OF DIRECTORS

    During fiscal 1996, the Board of Directors held one formal meeting and took action by unanimous written consent on various occasions.

    The Company has a standing Stock Option Committee of the Board of Directors consisting of Directors Alan G. Johnson and Garnet E. Peck, Ph.D. The duties of the Stock Option Committee are to determine the individuals to whom options are to be granted and the terms and provisions of such options under all stock option plans of the Company. The Company's Director of Human Resources is an advisor to this Committee. This Committee took action by unanimous written consent on various occasions during fiscal 1996 but had no formal meetings.

    The Company has a standing Audit Committee of the Board of Directors consisting of Directors Alan G. Johnson and Garnet E. Peck, Ph.D. The duties of the Audit Committee include assisting the Board of Directors in fulfilling its responsibility for the Company's accounting and financial reporting practices and facilitating communications between the Board of Directors and the Company's independent public accountants.

    The full Board of Directors acts as a compensation committee, acting upon the recommendation of a committee consisting of the Vice Chairman, Vice President--Finance, Director of Human Resources and Corporate Controller.

    Director Garnet E. Peck, Ph.D., receives $1,000 per day for attending each meeting of the Board of Directors, plus reimbursement of related expenses. No other director received any remuneration in fiscal 1996 for service as a director.

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file periodic reports of ownership and changes in ownership with the Securities and Exchange Commission. Such individuals are required by SEC regulation to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of all such forms furnished to the Company or written representations that no Form 5 reports were required to be filed, the Company believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 1996.

                             EXECUTIVE COMPENSATION

    The following table reflects compensation paid or payable by the Company and its subsidiaries for fiscal years ended March 31, 1994, 1995 and 1996, to the Company's Chief Executive Officer and the four other most highly compensated executive officers whose salaries and bonuses combined that were earned in fiscal 1996 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                               ANNUAL COMPENSATION
                                                             ------------------------      ALL OTHER
                                                             SALARY                       COMPENSATION
NAME AND PRINCIPAL POSITION                       YEAR       ($)<F1>        BONUS ($)       ($)<F2>
- ---------------------------                       ----       -------        ---------     ------------
Marc S. Hermelin                                  1996       692,712         109,827             --
Vice Chairman of the Board                        1995       474,049              --             --
(Chief Executive Officer until                    1994       550,964              --          2,347
February 1994 and since
December 1994)

Raymond F. Chiostri                               1996       241,703              --          1,236
Vice President and Group President                1995       208,296              --          1,054
of K-V and Chief Executive Officer of             1994       222,277              --          2,223
Particle Dynamics, Inc.

Mitchell I. Kirschner                             1996       209,650          10,000             --
Vice President, New                               1995       182,535           9,450             --
Business Development                              1994       195,096          12,450             --

Victor M. Hermelin                                1996       169,765              --             --
Chairman of the Board                             1995       166,345              --             --
and Treasurer                                     1994       164,352              --             --

Gerald R. Mitchell                                1996       150,116          10,000          1,231
Vice President, Finance                           1995       126,560              --            950
                                                  1994       132,669              --          1,327

- ------------

<F1> Executive management agreed, for any month commencing July 1994 that the
     Company operated at a loss, to a voluntary 10% deferral in salary until the Company returned to profitability.

<F2> Consists of Company contributions to the Company's profit sharing plan and
     401(k) plan.

                        INFORMATION AS TO STOCK OPTIONS

    No options to acquire Class A Stock were issued during fiscal 1996 to any person named in the Summary Compensation Table.

    The following table lists the options to acquire Class B Stock issued during fiscal 1996 to the persons named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                (CLASS B STOCK)

                              INDIVIDUAL GRANTS
                        ------------------------------
                                          PERCENT OF
                          NUMBER OF          TOTAL       EXERCISE
                          SECURITIES     OPTIONS/SARs       OF
                          UNDERLYING      GRANTED TO       BASE
                         OPTIONS/SARs    EMPLOYEES IN      PRICE     EXPIRATION        GRANT DATE
      NAME               GRANTED (#)      FISCAL YEAR     ($/SH)        DATE       PRESENT VALUE<FB>
      ----               ------------    ------------    --------    ----------    -----------------
Marc S. Hermelin......      60,000<Fa>        34%        $6.25625     5/31/2000           $27,000
                            40,000<Fa>        23%        $6.325       5/31/2000            18,000

Victor M. Hermelin....      75,000            43%        $8.525      11/21/2000            53,775

- -----
<Fa> Such options were granted to Mr. Hermelin in consideration for his voluntary agreement to (i) defer the base salary increase due him until the Company recorded two profitable quarters, and (ii) tap the amount of any incentive compensation payable to him.

<Fb> These estimates of value were developed solely for the purposes of comparative disclosure in accordance with the rules and regulations of the Securities and Exchange Commission and are not intended to predict future prices of the Corporation's Common Stock. The estimate was developed using the Black-Scholes option pricing model (as provided by Instruction 9 to Rule 402 of Regulation 5-K governing disclosures regarding options) incorporating the following assumptions: Volatility of .1973 and dividend yield of 0%, both based on the historical three-year average for the underlying Common Stock; risk-free rate of return of 5.49% based on a five-year treasury rate and time of exercise of 5 years, being the term of the option grants. In addition, the model assumed a 40% discount for lack of marketability/transferability.

    The following tables list the value as of the end of fiscal 1996 of options held by the persons listed in the Summary Compensation Table to acquire shares of Class A Stock and Class B Stock:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                    FY-END OPTION/SAR VALUES (CLASS A STOCK)

                                                                                                              VALUE OF
                                                                                         NUMBER OF           UNEXERCISED
                                                                                        UNEXERCISED         IN-THE-MONEY
                                                                                      OPTIONS/SARs AT      OPTIONS/SARs AT
                                                                                      FISCAL YEAR-END      FISCAL YEAR-END
                                                                                            (#)                  ($)
                                                       SHARES                       -------------------  -------------------
                                                    ACQUIRED ON         VALUE          EXERCISABLE/         EXERCISABLE/
       NAME                                         EXERCISE (#)    REALIZED ($)       UNEXERCISABLE        UNEXERCISABLE
       ----                                         ------------    ------------    -------------------  -------------------
Marc S. Hermelin.................................       22,500          83,565              5,000/0            29,460/0
Raymond F. Chiostri..............................           --              --              9,000/7,000        91,822/70,682
Mitchell I. Kirschner............................       15,000          71,794                  0/0                 0/0
Victor M. Hermelin...............................        5,000          22,099              5,000/0            29,455/0
Gerald R. Mitchell...............................          225           2,373              2,100/2,100        22,851/22,851

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                    FY-END OPTION/SAR VALUES (CLASS B STOCK)

                                                                                                              VALUE OF
                                                                                         NUMBER OF           UNEXERCISED
                                                                                        UNEXERCISED         IN-THE-MONEY
                                                                                      OPTIONS/SARs AT      OPTIONS/SARs AT
                                                                                      FISCAL YEAR-END      FISCAL YEAR-END
                                                                                            (#)                  ($)
                                                       SHARES                       -------------------  -------------------
                                                    ACQUIRED ON         VALUE          EXERCISABLE/         EXERCISABLE/
       NAME                                         EXERCISE (#)    REALIZED ($)       UNEXERCISABLE        UNEXERCISABLE
       ----                                         ------------    ------------    -------------------  -------------------
Marc S. Hermelin.................................       22,500          86,018            36,880/68,120      275,536/524,754
Raymond F. Chiostri..............................           --              --             9,000/7,000        90,551/69,691
Mitchell I. Kirschner............................       15,000          74,455                 0/0                 0/0
Victor M. Hermelin...............................        5,000          20,775            32,000/68,000      163,215/363,200
Gerald R. Mitchell...............................          225           2,370             2,100/2,100        22,560/22,560

             REPORT OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

OVERVIEW

    The Company's executive compensation policy is to provide compensation and benefit programs to enable it to attract and retain talented key employees, and to encourage the enhancement of shareholder value by providing incentives for corporate performance and individual performance, in terms of current achievements as well as significant initiatives with long-term implications.

    Decisions on compensation of the Company's executive officers are made by the Board of Directors, with any member who is an executive officer abstaining from the discussion and vote relating to his own compensation. The full Board serves as a compensation committee, acting upon recommendations of a committee consisting of the Vice Chairman, Vice President--Finance, Director of Human Resources and Corporate Controller.

    The Company's executive compensation program is based upon experience, tenure and a pay-for-performance philosophy. The key components of executive officer compensation are (1) salary, which is based on the individual's overall experience, Company tenure, level of responsibility, and the general and industry-specific business environment; (2) cash bonus awards, which are based on individual performance and the performance of the Company, measured in terms of the attainment of both defined and general objectives, and (3) stock option grants, intended to align management's interest in the Company's long-term success with the interests of the Company's stockholders. The size of individual awards is dependent upon the executive officer's salary, number of vested options, and both past and expected future contributions to the Company. The Board applies the above-described criteria to each executive officer subjectively based upon the Board's perception of each executive officer's performance and value to the Company.

EXECUTIVE BENEFITS

    In order to provide a competitively attractive package to secure and retain executive officers, the Company supplements standard benefits packages offered to all employees with appropriate executive benefits, sometimes including car allowances, additional insurance coverage and appropriate expense reimbursements.

CHIEF EXECUTIVE OFFICER

    Under an agreement commencing in 1993 and expiring in March 1997, Marc S. Hermelin, Vice Chairman and Chief Executive Officer until February 1994 and since December 1994, received base compensation of $470,797, increasing annually by the greater of the consumer price index (CPI) increase or 8%. The agreement provides life insurance with an annual premium of $24,000. Mr. Hermelin is insured under an additional policy for which the premium is loaned by the Company, to be repaid out of policy proceeds. In addition, Mr. Hermelin is entitled to receive an incentive bonus of from 5% to 7 1/2% of net income based on a formula related to the Company exceeding certain net income levels. For fiscal 1997, Mr. Hermelin has voluntarily agreed to cap the amount of any incentive compensation payable to him at 50% of his base salary.

    In the event of voluntary termination of full-time employment prior to age 55, Mr. Hermelin's agreement provides for a consulting arrangement, whereby he would provide a minimum number of hours of consulting services to the Company in return for 50% of his previous base salary and additional payments for services in excess of the minimum. Upon retirement after age 55, the agreement provides for consulting payments of 30% of base salary and retirement benefits of 15% to 30% of base salary, adjusted annually by the greater of CPI or 8%. In the event of his termination, other than by death or disability, the agreement provides for payment of an amount equal to his then base salary and 36 monthly payments equal to 75% of his last monthly base salary. In the event of a change of control, Mr. Hermelin could receive the above payment or elect a lump sum cash payment of 2 1/2 times his base salary, acceleration of stock options, and employee benefits for 30 months. The Company has secured its obligations to Mr. Hermelin as required by the agreement.

OTHER EXECUTIVE OFFICERS

    Consistent with the Board's executive compensation program: (a) Mitchell I. Kirschner receives a base salary and an incentive bonus based upon performance;
(b) Gerald R. Mitchell has an employment agreement (extending from year to year) establishing base levels of compensation, and subject to normal compensation reviews; and (c) Raymond F. Chiostri has an employment agreement (through March 31, 1998, with automatic renewal for successive two years periods) providing base compensation based on performance.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation of over $1 million paid to any one of the chief executive officer and four other most highly compensated executive officers for any fiscal year. Qualifying performance-based compensation is not subject to the limitation if certain requirements are met. Given current compensation levels of the Company's executive officers, it has been unnecessary for the Board to determine whether to structure the performance-based portion of their compensation in a manner that meets the requirements of Section 162(m).

                      Submitted by the Board of Directors:

        Marc S. Hermelin                        Victor M. Hermelin
        Alan G. Johnson                         Garnet E. Peck, Ph.D.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

    Set forth below is a line-graph presentation comparing cumulative stockholder returns for the last five fiscal years on an indexed basis with the Amex Market Value Index and the S&P Health Care (Drugs) Index, which is a nationally recognized industry standard index. The graph assumes the investment of $100 in K-V Class A and Class B Common Stock, the Amex Composite Index and the S&P Health Care (Drugs) Index on March 31, 1991, and reinvestment of all dividends. There can be no assurance that K-V's stock performance will continue into the future with the same or similar trends depicted in the graph below.

                                     [GRAPH]

                                                           For Fiscal Year Ended
                                             ------------------------------------------------
                                             1992       1993       1994       1995       1996
                                             ----       ----       ----       ----       ----
  K-V                                         118         70         70         50        107
  AMEX MARKET VALUE                           110        118        123        129        159
  S&P DRUGS INDEX                             121         94         87        132        209

               PROPOSAL 2--APPROVAL OF K-V PHARMACEUTICAL COMPANY

             AMENDED AND RESTATED 1991 INCENTIVE STOCK OPTION PLAN

    In 1991, the Board of Directors adopted and the Company's shareholders subsequently approved the K-V Pharmaceutical Company Amended and Restated 1991 Incentive Stock Option Plan (the ``Plan''), which was designed to provide for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986 as amended (the ``Code''). Under the Plan, as originally approved, the number of shares of Class A Common Stock of the Company that could be issued under the Plan was limited to 125,000 shares and the number of shares of Class B Common Stock that could be issued under the Plan was also limited to 125,000 shares, subject to certain adjustments in either case. By resolution adopted November 1, 1995, the Board of Directors determined that, in order to provide a continuing means of fulfilling the purpose of the Plan--to increase employees' proprietary interest in the business of the Company and provide them with an increased personal interest in the continued success and progress of the Company--it was necessary to amend the Plan to increase the number of shares issuable under the Plan. The Board therefore amended the Plan, subject to approval of the shareholders, to increase the aggregate number of shares that may be issued under options granted under the Plan to 550,000 shares of Class A Common Stock and 375,000 shares of Class B Common Stock and directed that such plan amendment be submitted to the shareholders of the Company for their approval.

    In addition, the Board also determined that it would be appropriate to amend and restate the Plan in its entirety in order to clarify the terms and conditions of the Plan, including certain prior amendments not requiring shareholder approval as follows:

    (a) Amending paragraph 6 to provide that any outstanding options under the Plan would expire and terminate upon the occurrence of various events, including cessation of employment or engagement of the optionee by the Company for any reason other than retirement (the amendment included within such provision cessation of employment ``as provided by contract between the Company and any such person'') in order to provide the Board of Directors flexibility in formulating employment and other agreements with executives that would include as part of a compensation package the issuance of options; and

    (b) An amendment to paragraph 7 of the Plan to take into account amendments to the Code that could cause portions of an incentive stock option to be deemed to be a non-qualified stock option if acceleration of the option upon death or disability would result in the fair market value of shares first exercisable in any calendar year exceeding $100,000.

    The full text of the Amended and Restated Plan is attached as Exhibit A, and the foregoing description is qualified in its entirety by the terms of the Amended Plan. Except for the increase in authorized shares issuable under the Plan and the technical amendments described above, there are no other changes, modifications or amendments to the Plan included in the Amended Plan.

    For a tabular presentation of the number and value of the options granted subject to approval of the proposal to amend and restate the Plan, see ``INFORMATION AS TO STOCK OPTIONS.'' No person, other than Victor M. Hermelin, has received new benefits under the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ``FOR'' THE APPROVAL OF THE AMENDED AND RESTATED K-V PHARMACEUTICAL COMPANY 1991 INCENTIVE STOCK OPTION PLAN.

                            TRANSACTIONS WITH ISSUER

    Alan G. Johnson, Secretary and a Director of the Company, is a member in the law firm of Gallop, Johnson & Neuman, L.C., which has been the Company's general counsel for more than the past five years.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    Coopers & Lybrand L.L.P. (the ``former accountant'') resigned as the certifying accountant of the Company on May 21, 1996, for the reason that the relationship between the Company and the former accountant had become incompatible. BDO Seidman LLP agreed on May 24, 1996 to become the Company's certifying accountant in connection with the Company's financial statements for the years ended March 31, 1996, 1995 and 1994.

    The former accountant's reports on the financial statements for the two most recent fiscal years ended March 31, 1995 and 1994 did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

    In connection with the audits of the financial statements of the Company for the two fiscal years ended March 31, 1995 and 1994 and during the interim period preceding the resignation of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused the former accountant to make reference in its report to such matters.

    In connection with its resignation, the former accountant indicated that it has withdrawn as the Company's accountant and that its reports dated June 28, 1995 and June 28, 1994 related to the Company's financial statements as of and for the years ended March 31, 1995 and March 31, 1994, respectively, should no longer be relied upon. In addition, the former accountant has also indicated that its consents dated June 28, 1994, June 28, 1995 and January 16, 1996 related to Forms S-8 have also been withdrawn. The former accountant advised the Company that it determined to withdraw its reports and consents for such previous years because it questioned, although it had not reached a conclusion regarding, the Company's amortization of ``Deferred Improved Drug Entities'' during such years.

    In connection with its resignation, the former accountant indicated there were two reportable events.

    First, in connection with preliminary work performed by the former accountant relating to the Company's fiscal year ended March 31, 1996, the former accountant questioned the application of the Company's accounting policy concerning the amortization of ``Deferred Improved Drug Entities'' and indicated a possible need for a restatement of the prior year financial statements with respect thereto. The Company has followed a policy of amortizing ``Deferred Improved Drug Entities'' costs over a five to ten year period commencing with the date of marketing of the applicable product. In fiscal 1993, it was determined that the ``five year'' portion of such amortization would commence after five years in any event. The former accountant raised a question as to whether it was clearly understood that the amortization of such clinical costs was deferred until the earlier of either the product being marketed or five years. The former accountant did not inform the Company as to its conclusion as to any specific change required to be made in the application of the Company's amortization policies. Consequently, the Company is not presently in a position to know what quantifiable effect, if any, any change or restatement of either the nature of such policies or their application would have had on the Company's financial statements. Such policies and their application are being reviewed and discussed by the Company with its new accountants.

    Second, the former accountant questioned, but did not reach a conclusion as to the appropriate revenue recognition accounting for a transaction entered into and recorded by the Company in the fourth quarter of the fiscal year ended March 31, 1996, dealing with certain of the Company's technology and the fair market valuation of certain stock purchase options issued in connection therewith. Under this transaction, which was entered into between the Company and a major drug marketer, partially in consideration of and replacing certain other products, the two companies entered into an agreement for future royalties and product opportunities and the Company gave the other company the right to explore the Company's drug delivery technologies with the possibility of entering into agreements with respect to individual products and issued certain Class A common stock purchase options to the other party. The Company received a total amount of $10,000,000 in the transaction, of which $5,000,000 was paid for the purchase of the common stock purchase options. The accounting treatment for the balance of the funds received was to reimburse the Company for, and eliminate from its balance sheet, approximately $2,500,000 of Deferred Improved Drug Entities, receivables and inventory of approximately $400,000, and patents and trademarks relating to the Company's technologies of approximately $200,000, with approximately $1,700,000 allocated to agreement revenues and $200,000 as a reimbursement of expenses. Of the funds received for the common stock purchase options, $1,150,000 was allocated to a stock purchase option providing the right to purchase the

Company's Class A common stock at a minimum price of $35 per share, exercisable for a 30 day period ending March 30, 1997, an additional $1,250,000 was allocated to an option to purchase shares of Class A common stock at a minimum price of $40 per share, exercisable for a 30 day period ending September 29, 1997, an additional $1,300,000 was allocated to an option to purchase Class A common stock at a minimum purchase price of $45 per share, exercisable for a 30 day period ending March 30, 1998, and an additional $1,300,000 was allocated to an option to purchase Class A common stock at a minimum price of $50 per share, exercisable for a 30 day period ending September 29, 1998. The actual exercise price and number of shares of Class A common stock to be purchased are dependent on the fair market value of the stock for a ten day period prior to exercise. At the date of the former accountant's resignation, the revenue recognition and valuation issues were unresolved. The Company has authorized the former accountant to discuss these issues with its new accountant. The Company has provided information with respect to the above matters to its new accountant and expects to review the application thereof with its new accountant in connection with the audit and certification of the Company's financial statements.

    Representatives of BDO Seidman LLP are expected to be present at the annual meeting of shareholders and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

                                 ANNUAL REPORT

    The Annual Report of the Company for fiscal 1996 accompanies this notice.

                      FUTURE PROPOSALS OF SECURITY HOLDERS

    Any shareholder who intends to submit a proposal for consideration at the 1996 annual meeting of shareholders under the applicable rules of the Securities and Exchange Commission must send the proposal so that it reaches the Company's Secretary not later than April 23, 1997. All proposals should be addressed to the Secretary, K-V Pharmaceutical Company, 2503 South Hanley Road, St. Louis, Missouri 63144.

                                 OTHER BUSINESS

    The Board of Directors knows of no business to be brought before the annual meeting other than as set out above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy thereon in accordance with the judgment of such persons.

                                 MISCELLANEOUS

    The Company will bear the cost of the solicitation of proxies. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone or personal contact and may request brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

    Shareholders are urged to mark, sign, date and send in their proxies without delay.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1996, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING RELATED FINANCIAL STATEMENTS AND SCHEDULES) WILL BE AVAILABLE TO SHAREHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE SECRETARY, K-V PHARMACEUTICAL COMPANY, 2503 SOUTH HANLEY ROAD, ST. LOUIS, MISSOURI 63144.

                                      ALAN G. JOHNSON
                                      Secretary

St. Louis, Missouri
July 24, 1996

                                                                       EXHIBIT A
                                                                       ---------

                           K-V PHARMACEUTICAL COMPANY
                              AMENDED AND RESTATED
                        1991 INCENTIVE STOCK OPTION PLAN

1. PURPOSE OF THE PLAN

    The K-V Pharmaceutical Company Amended and Restated 1991 Stock Option Plan (``Plan'') is intended to provide additional incentive to certain valued and trusted employees of K-V Pharmaceutical Company, a Delaware corporation, and its subsidiaries (the ``Company''), by encouraging them to acquire shares of the $.01 par value Class B common stock of the Company (the ``Stock'') through options to purchase Stock granted pursuant to the Plan (``Options''), thereby increasing such employees' proprietary interest in the business of the Company and providing them with an increased personal interest in the continued success and progress of the Company, the result of which will promote both the interests of the Company and its shareholders.

    Options granted under the Plan will be intended to qualify as ``incentive stock options'' (``1505'') within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the ``Code''). Each employee granted an Option shall enter into an agreement with the Company (the ``Option Agreement'') setting forth the terms and conditions of the Option, as determined in accordance with this Plan.

2. ADMINISTRATION OF PLAN

    This Plan shall be administered by the Compensation and Stock Option Committee appointed by the Board of Directors of the Company (the ``Committee''), to be composed of at least two (2) members of the Board of Directors of the Company. Members of the Committee shall not be eligible to receive Options under this Plan. The Committee shall have the sole power:

    (a) Subject to the provisions of the Plan, to determine the terms and conditions of all Options; to construe and interpret the Plan and Options granted under it; to determine the time or times an Option may be exercised, the number of shares as to which an Option may be exercised at any one time, and when an Option may terminate; to establish, amend and revoke rules and regulations relating to the Plan and its administration; and to correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or in any Option Agreement, in a manner and to the extent it shall deem necessary, all of which determinations and interpretations made by the Committee shall be conclusive and binding on all Optionees and on their legal representatives and beneficiaries, and

    (b) To determine all questions of policy and expediency that may arise in the administration of the Plan and generally exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

3. SHARES SUBJECT TO THE PLAN

    (a) Subject to the provisions of paragraph 13 below, the Stock which may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate five hundred fifty thousand (550,000) shares of Class A Common Stock of the Company and three hundred seventy-five thousand (375,000) shares of Class B Common Stock of the Company. If any Options granted under the Plan terminate, expire or are surrendered without having been exercised in full, the number of shares of Stock not purchased under such Options shall be available again for the purpose of the Plan.

    (b) At any time that the Committee determines that there exists a public market for Class A Common Stock of the Company, it may designate that an Option to purchase shares of Class B Common Stock of the Company shall be exercisable to purchase shares of Class A Common Stock of the Company instead of Class B Common Stock. Such redesignation of an Option shall not affect the purchase price under such Option or the number of shares with respect to which such Option has been granted. Notwithstanding the foregoing, no redesignation of an Option shall be effective if such redesignation constitutes a modification of such Option within the meaning of Section 424(h) of the Code.

4. PERSONS ELIGIBLE FOR OPTIONS

    All employees of the Company who are not members of the Committee shall be eligible to receive the grant of Options under the Plan. The Committee shall determine the employees to whom Options shall be granted, the time or times such Options shall be granted, the number of shares to be subject to each Option and the times when each Option may be exercised. The Committee shall seek information, advice and recommendations from management to assist the Committee in its independent determination as to the employees to whom Options shall be granted. An employee who has been granted an Option (an ``Optionee''), if he or she is otherwise eligible, may be granted additional Options.

5. PURCHASE PRICE

    The purchase price of each share of Stock covered by each ISO (``Purchase Price'') shall not be less than one hundred percent (100%) of the Fair Market Value Per Share (as defined below) of the Stock on the date the ISO is granted; provided, however, if when an ISO is granted the Optionee receiving the ISO owns or will be considered to own by reason of Section 424(d) of the Code more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the purchase price of the Stock covered by such ISO shall not be less than one hundred and ten percent (110%) of the Fair Market Value Per Share of the Stock on the date the ISO is granted.

    ``Fair Market Value Per Share'' of the Stock shall mean: (i) if the Stock is not publicly traded, the amount determined by the Committee on the date of the grant of the Option; (ii) if the Stock is traded only otherwise than on a securities exchange and is not quoted on the National Association of Securities Dealers Automated Quotation System (``NASDAQ''), the closing quoted selling price of the Stock on the date of grant of the Option as quoted in ``pink sheets'' published by the National Daily Quotation Bureau; (iii) if the Stock is traded only otherwise than on a securities exchange and is quoted on NASDAQ, the closing quoted selling price of the Stock on the date of grant of the Option, as reported by the Wall Street Journal; or (iv) if the Stock is admitted to trading on a securities exchange, the closing quoted selling price of the Stock on the date of grant of the Option, as reported in the Wall Street Journal. For purposes of Items (i) through (iv) of this paragraph, if there were no sales on the date of the grant of an Option, the Fair Market Value Per Share shall be determined by the Committee in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations.

6. DURATION OF OPTIONS

    Any outstanding Option and all unexercised rights thereunder shall expire and terminate automatically upon the earliest of: (i) the cessation of the employment or engagement of the Optionee by the Company for any reason other than retirement (as provided by contract between the Company any such person or otherwise under normal Company policies), death or disability; (ii) the date which is three months following the effective date of the Optionee's retirement from the Company's service; (iii) the date which is one year following the date on which the Optionee's service with the Company ceases due to disability (or due to the death with respect to Options issued prior to the date of this amendment); (iv) the date of expiration of the Option determined by the Committee at the time the Option is granted and specified in such Option; and
(v) in any event, the tenth annual anniversary date of the granting of the Option, or, if when an ISO is granted the Optionee owns (or would be considered to own by reason of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then on the fifth such anniversary; provided, however, that the Committee shall have the right, but not the obligation, to extend the expiry of the Options held by an Optionee whose service with the Company has ceased for any reason to the end of their original terms (either upon issuance of the Option or at such time as the Option would otherwise terminate), notwithstanding that such Options may no longer qualify as ISOs under the Code.

7. EXERCISE OF OPTIONS

    (a) An Option may be exercisable in installments or otherwise upon such terms as the Committee shall determine when the Option is granted. In the event that an Option is exercisable only in installments and the Optionee has been employed by the Company for five or more years as of the date such Option was granted, such Option shall become fully exercisable upon the termination of employment of the Optionee by reason of death or disability, if and to the extent that such acceleration would not cause a violation of the limitations contained in Section 422(b) (7) of the Code. If acceleration by reason of termination because of disability would cause a violation of the limitations contained in Section 422(b) (7) of the Code, acceleration shall occur only in amount such that such acceleration does not cause a violation of Section 422(b) (7) of the Code and the acceleration of the exercisability of any portion of the Option which would be in violation of such limitation shall be deferred until January 1 of the year following that in which termination of employment occurs. In the event termination of employment occurs by reason of death, acceleration of the exercisability of any portion of the Option shall occur only as and to the extent that such acceleration will not cause a violation of the limitations contained in Section 422(b) (7) of the Code. Notwithstanding anything to the contrary contained in this Plan, the Committee at any time may accelerate the time at which any Option granted hereunder is exercisable.

    (b) No Option will be exercisable (and any attempted exercise will be deemed null and void) if such exercise would create a right of recovery for ``short-swing profits'' under Section 16(b) of the Securities Exchange Act of 1934, unless the Optionee pays the Company the amount of such ``short-swing profits'' at the time of the exercise of the Option.

    (c) In the event that a portion of an ISO which first becomes exercisable exceeds the limitations contained in Section 422(b) (7) of the Code, the shares purchased pursuant to Options in excess of such limitation shall be deemed to be non-qualified stock options and shall be identified accordingly on the certificates representing such shares and in the stock transfer records of the Company.

8. METHOD OF EXERCISE

    (a) When the right to purchase shares accrues, Options may be exercised by giving written notice to the Company stating the number of shares for which the Option is being exercised, accompanied by payment in full by cash, or its equivalent, acceptable to the Company, of the purchase price for the shares being purchased. The Company shall issue a separate certificate or certificates of Stock for each Option exercised by an Optionee.

    (b) In the Committee's discretion, determined at the time the Option is granted, payment of the purchase price for the shares may be made in whole or in part with other shares of Stock of the Company which are free and clear of all liens and encumbrances. The value of the shares of Stock tendered in payment for the shares being purchased shall be the Fair Market Value Per Share on the date of the Optionee's notice of exercise.

    (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for the Company, with reasonable diligence, to comply with any applicable listing requirements of any national securities exchange or the National Association of Securities Dealers, Inc. or any Federal, state or local law. If the Optionee, or other person entitled to exercise the Option, fails to timely accept delivery of and pay for the shares specified in such notice, the Committee shall have the right to terminate the Option with respect to such shares.

9. NONTRANSFERABILITY OF OPTIONS

    No Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall be exercisable only by the Optionee.

10. CONTINUANCE OF EMPLOYMENT

    Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any rights with respect to the continuation of employment by the Company or interfere in any way with the right of the Company (subject to the terms of any separate employment agreement to the contrary) at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the granting of any Option.

11. RESTRICTIONS ON SHARES

    If the Company shall be advised by counsel that certain requirements under the Federal or state securities laws must be met before Stock may be issued under this Plan, the Company shall notify all persons who have been issued Options, and the Company shall have no liability for failure to issue Stock under any exercise of Options because of delay while such requirements are being met or the inability of the Company to comply with such requirements.

12. PRIVILEGE OF STOCK OWNERSHIP

    No person entitled to exercise any Option granted under the Plan shall have the rights or privileges of a stockholder of the Company for any shares of Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which such person becomes the holder of record, except as provided in paragraph 13 below.

13. ADJUSTMENT

    (a) If the number of outstanding shares of Stock are Increased or decreased, or such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar transaction, the aggregate number of shares of Stock subject to the Plan as provided in paragraph 3 above, and the shares of Stock subject to issued and outstanding Options under the Plan shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in an outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option.

    (b) Notwithstanding paragraph (a), upon: (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation, (iii) a sale of substantially all of the assets of the Company, or
(iv) the transfer of more than 80% of the then outstanding Stock of the Company to another entity or person in a single transaction or series of transactions, the Plan shall terminate, and any outstanding Options granted under the Plan shall terminate on the day before the consummation of the transaction; provided that the Board shall have the right, but shall not be obligated, to accelerate the time in which any Options may be exercised prior to such a termination. However, the termination of such Options shall not occur if provision is made in writing in connection with the transaction, in a manner acceptable to the Board, for: (A) the continuance of the Plan and assumption of outstanding Options, or
(B) the substitution for such Options of new options to purchase the stock of a successor corporation (or parent or subsidiary thereof), with appropriate adjustments as to number and kind of shares and option price. The Board of Directors shall have the authority to amend this paragraph to provide for a requirement that a successor corporation assume any outstanding Options.

    (c) Adjustments under this paragraph 13 shall be made by the Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan or in connection with any such adjustment.

14. HOLDING PERIOD AND FORFEITURE OF STOCK

    (a) All Stock purchased pursuant to the exercise of an Option shall be held by the Company for a period of two (2) years from the date of exercise (the ``Holding Period''). Notwithstanding anything contained herein to the contrary, if an Optionee leaves the employ of the Company during the Holding Period for any reason other than the retirement (under normal Company policies), death or disability of such Optionee, the Optionee's purchase of such Stock shall be voidable at the Committee's sole option and discretion. If any purchase of Stock is voided by reason of the provisions of this paragraph 14, an amount determined as provided in paragraph

14(d) shall thereupon be returned in full to the Optionee. Notwithstanding the foregoing, the Committee at any time may waive the Holding Period requirement set forth herein with respect to any outstanding options.

    (b) At any time within the Holding Period that the Committee determines that there exists a public market for Class A Common Stock of the Company, it may cancel an Optionee's Class B Common Stock of the Company then being held, and issue in lieu thereof an equivalent number of Class A Common Stock of the Company.

    (c) In the event that an Optionee incurs a financial hardship within the Holding Period, which is determined by the Committee in its sole discretion upon written application by the Optionee and after review of the facts and circumstances to be of an immediate and heavy nature, the Committee may authorize the repurchase of the Optionee's Stock by the Company at a price as determined under paragraph 14(d) and payment of the proceeds of such repurchase to the Optionee.

    (d) In the event that a purchase of Stock is voided by reason of the provisions of this paragraph 14(a) or repurchased by the Company by reason of the financial hardship of an Optionee, the amount paid to such Optionee by reason of the voided transaction or the repurchase of such Stock shall be the least of: (i) the funds paid by the Optionee in connection with the voided transaction; (ii) the value in cash of Stock used to purchase such Stock, determined as of the date of such purchase, less any amount which would have been forfeited by reason of this paragraph 14 relative to Stock used to purchase the forfeited Stock if such Stock had not been so used and the Holding Period relative to such Stock had not expired; or (iii) the Fair Market Value Per Share, as determined in accordance with the provisions of paragraph 5 hereof, on the termination date of the Optionee's employment with the Company or the date of the repurchase made pursuant to paragraph 14(b), as the case may be.

    (e) In order to facilitate the repurchase of Stock by the Company in accordance with the terms of paragraph 14(a) hereof, if an Optionee leaves the employ of the Company during the Holding Period and the Company rescinds the purchase of Stock by such Optionee, each Optionee who exercises any Option or portion thereof shall, at the time of payment thereof, as provided in paragraph 7(a) hereof, deliver to the Company a form of stock power and assignment signed by such Optionee in form and substance satisfactory to the Company, rendering the certificate representing the shares purchased negotiable to the Company. An Optionee may at any time request delivery of Stock in payment of the Purchase Price for additional Stock pursuant to paragraph 8(b) hereof notwithstanding the fact that such Stock has not been held for two (2) years from the date of exercise of the Option pursuant to which it was purchased.

15. OPTIONEE'S RIGHT TO PLEDGE

    (a) Notwithstanding the provisions of paragraph 14(a) hereof, if any Optionee who exercises an Option demonstrates to the Committee a need to obtain financing for the purchase of Stock pursuant to such exercise and indicates his good faith intention to remain in the employ of the Company during the Holding Period, the Committee, in its sole discretion, may permit delivery of any Stock purchased pursuant to the exercise of any Option to a financial institution for use by such Optionee as collateral security for the purchase of the Stock, subject to any necessary or appropriate restrictions with respect thereto as may be required to comply with applicable Federal and state securities laws and/or the listing requirements of any national securities exchange.

    (b) If Stock is delivered to an Optionee in order to facilitate a pledge described in paragraph 15(a), the Company shall have the right to cancel said Stock upon the exercise of the Company's election to void the purchase of such Stock pursuant to the provisions of paragraph 14(a). Upon the cancellation of such Stock and application by the holder thereof, the Company shall pay to the holder the amount payable for such Stock as calculated under the provisions of paragraph 14(c) hereof.

    (c) Any Stock delivered to an Optionee pursuant to the provisions of this paragraph 15 shall contain a legend stating that the Stock is subject to cancellation pursuant to the terms of this Plan and that upon cancellation the amount payable to the holder thereof shall be limited as provided in the Plan.

16. DELIVERY OF CERTIFICATES

    If the Optionee remains in the employ of the Company throughout the Holding Period, or leaves the employ of the Company by reason of retirement (under normal Company policies), death or disability, the Company shall deliver to the Optionee or his personal representative (as the case may be), as soon as practicable thereafter, certificates representing the Stock purchased by the Optionee under the Option free and clear of restriction except for the restrictions which are necessary to assure compliance by the Company and the Optionee with applicable Federal and state securities laws and/or the listing requirements of any national securities exchange (the ``Certificates''). If the Company fails or declines to exercise its right to void any purchase pursuant to the terms of paragraph 14 hereof, the Company shall deliver the Certificates to those Optionees as soon as practicable after the expiration of two (2) years from the date of exercise of the applicable Option. In the event an Option is exercised using Stock as consideration for the Purchase Price, the Company shall issue separate certificates for each block of shares delivered in payment of the Option Price and for the balance of shares purchased at such exercise.

17. INVESTMENT PURPOSE

    Each Option granted hereunder may be issued on the condition that any purchase of Stock pursuant to the exercise of an Option which shall not be the subject of a registration statement permitting the sale or other distribution thereof shall be for investment purposes and not with a view to resale or distribution (the ``Restricted Stock''). If requested by the Company; each Optionee must agree at the time of the purchase of any Restricted Stock, to execute an ``investment letter'' setting forth such investment intent in the form acceptable to the Company and must consent to any stock certificate issued to him thereunder bearing a restrictive legend setting forth the restrictions applicable to the further resale, transfer or other conveyance thereof without registration under the Securities Act of 1933, as amended, and under the applicable securities or blue sky laws of any other jurisdiction (together, the ``Securities Laws''), or the availability of exemptions from registration thereunder and to the placing of transfer restrictions on the records of the transfer agent for such Stock. No Restricted Stock may thereafter be resold, transferred or otherwise conveyed unless:

    (1) an opinion of the Optionee's counsel is received, in form and substance satisfactory to counsel for the Company, that registration under the applicable Securities Laws is not required; or

    (2) such Stock is registered under the applicable Securities Laws; or

    (3) ``no action'' letters are received from the staff of the Securities and Exchange Commission and from the administrative agencies administering all other applicable securities or blue sky laws, based on the option of counsel for Optionee in form and substance reasonably satisfactory to counsel for the Company, advising that registrations under the Securities Laws are not required.

18. AMENDMENT AND TERMINATION OF PLAN

    (a) The Board of Directors of the Company may, from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the shareholders of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the number of shares of Stock which may be issued under the Plan, except as permitted under the provisions of paragraph 13 above; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

    (b) Subject to the provisions in paragraph 13 above, the Plan shall terminate ten (10) years from the earlier of the adoption of the Plan by the Board of Directors or its approval by the shareholders.

    (c) Subject to the provisions in paragraph 13 above, no amendment, suspension or termination of this Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option granted to such Optionee under the Plan.

19. EFFECTIVE DATE OF PLAN

    The Plan shall become effective upon adoption by the Board of Directors of the Company and approval by the Company's shareholders; provided, however, that prior to approval of the Plan by the Company's shareholders but after adoption by the Board of Directors, Options may be granted under the Plan subject to obtaining such approval.

20. TERM OF PLAN

    No Option shall be granted pursuant to the Plan after ten (10) years from the earlier of the date of adoption of the Plan by the Board of Directors of the Company or the date of approval by the Company's shareholders.

                                   P R O X Y
                             (CLASS A SHAREHOLDER)

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                           K-V PHARMACEUTICAL COMPANY
                       1996 ANNUAL SHAREHOLDERS' MEETING

    The undersigned shareholder of Class A Common Stock of K-V PHARMACEUTICAL COMPANY, a Delaware corporation, hereby appoints VICTOR M. HERMELIN and MARC S. HERMELIN, and each of them, with full power of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned, to represent the undersigned at the annual meeting of the shareholders of K-V PHARMACEUTICAL COMPANY, to be held at The St. Louis Club (Founders Room, 14th Floor), 7701 Forsyth Boulevard, Clayton, Missouri 63105, on Tuesday, August 20, 1996, commencing at 9:00 A.M., Central Daylight Savings Time, and at any adjournments thereof, and to vote, according to the number of votes the undersigned would be entitled to vote if personally present, upon the following matters:

1. ELECTION OF DIRECTOR:                              WITHHOLD AUTHORITY / /

  / /  FOR the nominee listed below                   to vote for both of the
                                                      nominee listed below

                                MARC S. HERMELIN

2. Approval of K-V Pharmaceutical Company Amended and Restated 1991 Incentive Stock Option Plan as discussed in the accompanying proxy statement.

                / /  FOR         / /  AGAINST        / /  ABSTAIN

3. In their discretion with respect to the transaction of such other business as may properly come before the meeting or any adjournment thereof.

                          (Continued on Reverse Side)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE ABOVE LISTED NOMINEE UNDER PROPOSAL NO. 1.
         ---

    The undersigned hereby acknowledges receipt of Notice of Annual Meeting of Shareholders and accompanying Proxy Statement, each dated July 24, 1996.

Dated:______________________________, 1996

                              ------------------------------------------------
                              Signature

                              ------------------------------------------------
                              Signature

                              ------------------------------------------------
                              Signature

                              Please sign name(s) exactly as it appears on this proxy. In the case of joint holders all should sign. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, this proxy should be signed by an authorized partner. Executors, administrators and trustees should so indicate when signing.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY. A POSTAGE-PREPAID RETURN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                   P R O X Y
                             (CLASS B SHAREHOLDER)

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                           K-V PHARMACEUTICAL COMPANY
                       1996 ANNUAL SHAREHOLDERS' MEETING

    The undersigned shareholder of Class B Common Stock of K-V PHARMACEUTICAL COMPANY, a Delaware corporation, hereby appoints VICTOR M. HERMELIN and MARC S. HERMELIN, and each of them, with full power of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned, to represent the undersigned at the annual meeting of the shareholders of K-V PHARMACEUTICAL COMPANY, to be held at The St. Louis Club (Founders Room, 14th Floor), 7701 Forsyth Boulevard, Clayton, Missouri 63105, on Tuesday, August 20, 1996, commencing at 9:00 A.M., Central Daylight Savings Time, and at any adjournments thereof, and to vote, according to the number of votes the undersigned would be entitled to vote if personally present, upon the following matters:

1. ELECTION OF DIRECTOR:                              WITHHOLD AUTHORITY / /

  / /  FOR the nominee listed below                   to vote for both of the
                                                      nominee listed below

                                MARC S. HERMELIN

2. Approval of K-V Pharmaceutical Company Amended and Restated 1991 Incentive Stock Option Plan as discussed in the accompanying proxy statement.

                / /  FOR         / /  AGAINST        / /  ABSTAIN

3. In their discretion with respect to the transaction of such other business as may properly come before the meeting or any adjournment thereof.

                          (Continued on Reverse Side)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE ABOVE LISTED NOMINEE UNDER PROPOSAL NO. 1.
         ---

    The undersigned hereby acknowledges receipt of Notice of Annual Meeting of Shareholders and accompanying Proxy Statement, each dated July 24, 1996.

Dated:------------------------------, 1996

                              ------------------------------------------------
                              Signature

                              ------------------------------------------------
                              Signature

                              ------------------------------------------------
                              Signature

                              Please sign name(s) exactly as it appears on this proxy. In the case of joint holders all should sign. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, this proxy should be signed by an authorized partner. Executors, administrators and trustees should so indicate when signing.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY. A POSTAGE-PREPAID RETURN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                               APPENDIX

     Page 14 of the printed proxy statement contains a stock price performance graph. The information contained in the graph is depicted in the table that immediately follows the graph.